N e w s R e l e a s e QUICKSILVER RESOURCES INC. 801 Cherry Street Fort Worth, TX 76102 www.qrinc.com

Quicksilver Resources Announces Closing of Two New Revolving Credit Facilities

FORT WORTH, TEXAS (September 6, 2011) – Quicksilver Resources Inc. (NYSE: KWK) announced today that it had closed new separate senior secured revolving credit facilities for its U.S. and Canadian operations.  The $1.25 billion U.S. facility has a current borrowing base of $850 million.  Interest rates applicable to the new U.S. facility range from LIBOR plus 150 basis points (“bps”) to LIBOR plus 250 bps depending on borrowing base usage, which represents a reduction from the rates in the existing credit facilities being replaced.  The U.S. facility matures in five years and has a bank syndicate of 22 lenders.  The C$500 million Canadian facility has a current borrowing base of C$225 million. Interest rates applicable to the new Canadian facility range from Canadian Dealer Offered Rate (“CDOR”)  plus 175 bps to CDOR plus 275 bps depending on borrowing base usage, which also represents a reduction from the rates in the existing credit facilities being replaced.  The Canadian facility matures in five years and has a bank syndicate of 15 lenders.  The credit facilities are secured on a stand-alone basis by respective oil and gas reserves and related assets.

“These two facilities were both oversubscribed by two times with lower pricing, which goes to the quality of the reserve base in both countries.  We have built in the flexibility for both of these facilities to grow with the reserve base, which should allow operations in the U.S. and Canada to continue on their established growth trajectory,” said Philip Cook, Quicksilver senior vice president and chief financial officer.

About Quicksilver Resources

Fort Worth, Texas-based Quicksilver Resources is an independent oil and gas company engaged in the exploration, development and acquisition of oil and gas, primarily from unconventional reservoirs including gas from shales, coal beds and tight sands in North America.  The company has U.S. offices in Fort Worth, Texas; Glen Rose, Texas; Steamboat Springs, Colorado and Cut Bank, Montana.  Quicksilver’s Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta and has an office in Fort Nelson, British Columbia.  For more information about Quicksilver Resources, visit www.qrinc.com.

Forward-Looking Statements

The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Although these statements reflect the current views, assumptions and expectations of Quicksilver Resources’ management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated.  Factors that could result in such differences or otherwise materially affect Quicksilver Resources’ financial condition, results of operations and cash flows include:  changes in general economic conditions; fluctuations in natural gas, NGLs and oil prices; failure or delays in achieving expected production from exploration and development projects; uncertainties inherent in estimates of natural gas, NGLs and oil

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reserves and predicting natural gas, NGLs and  oil reservoir performance; effects of hedging natural gas, NGLs and oil prices; fluctuations in the value of certain of our assets and liabilities; competitive conditions in our industry; actions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters, customers and counterparties; changes in the availability and cost of capital; delays in obtaining oilfield equipment and increases in drilling and other service costs; delays in construction of transportation pipelines and gathering and treating facilities; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; failure or inability to covert drilling licenses to leases and the exploration of our lease; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing or future litigation; as well as, other factors disclosed in Quicksilver Resources’ filings with the Securities and Exchange Commission.  The forward-looking statements included in this news release are made only as of the date of this news release, and we undertake no obligation to update any of these forward-looking statements to reflect subsequent events or circumstances except to the extent required by applicable law.

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Investor & Media Contact:
John Hinton
(817) 665-4990

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